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                                 Exhibit 23.2
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                      CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
First Financial Bancorporation
Iowa City, Iowa


We hereby consent to the use in this Registration Statement on Form S-4
(No. 333-57345) of our report, dated February 17, 1998, relating to the consolidated financial statements of First Financial Bancorporation and subsidiary. We also consent to the reference to our Firm under the captions "Relationship with Independent Accountants" and "Experts" in the prospectus.


                                 /s/ McGladrey & Pullen, LLP


Davenport, Iowa
June 29, 1998